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                                                                    EXHIBIT 10.2





                            SHAREHOLDERS' AGREEMENT

                                       OF

                    RMH SALES AND MARKETING CONSULTING, INC.

                                     dated

                                  May 24, 1996
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                            SHAREHOLDERS' AGREEMENT

                 AGREEMENT made this 24th day of May, 1996, by and among RMH SALES AND MARKETING CONSULTING, INC., a Pennsylvania corporation trading as RMH Telemarketing (hereinafter called the "Company"), RAYMOND J. HANSELL (hereinafter called "Hansell"), MARYSUE LUCCI HANSELL (hereinafter called "Lucci"), ADVANTA PARTNERS LP, a Pennsylvania limited partnership (hereinafter called "AP Investor") and GLENGAR INTERNATIONAL INVESTMENTS LIMITED, a limited liability company organized in the British Virgin Islands (hereinafter called "Glengar").

                                   BACKGROUND

                 A. Hansell, Lucci, AP Investor and Glengar, respectively, own 750,000, 750,000, 1,594,112 and 126,315 shares of the Company's Class A
Voting Common Stock, no par value (the "Class A Common Stock"). AP Investor owns 1,279,573 shares of Class B Non-Voting Common Stock of the Company, no par value (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock"). Hansell and Lucci each own 500,000 shares of Series A Preferred Stock of the Company par value $1.00 per share (the "Series A Preferred Stock"). AP Investor and Glengar own, respectively, 6,226,316 and 273,684 shares of Series B Preferred Stock of the Company, par value $1.00 per share (the "Series B Preferred Stock") (the Series A Preferred Stock and Series B Preferred Stock are collectively referred to herein as the "Preferred Stock"). The Common Stock and the Preferred Stock constitute all of the authorized capital stock of the Company (the "Capital Stock") and the holdings of Capital Stock by Hansell, Lucci, AP Investor and Glengar collectively constitute all of the outstanding shares of the Capital Stock. The outstanding Common Stock, together with any other shares of the Company's Common Stock which hereinafter may be owned by Shareholders, are hereinafter called the "Common Shares". The outstanding Capital Stock, together with any other shares of the Company's Capital Stock which hereafter may be owned by Shareholders, are hereinafter called the "Shares".

                 B. Hansell, Lucci, AP Investor and Glengar, together with any other person or entity which hereafter may become a shareholder of the Company and who is bound by this Agreement, as long as they are shareholders of the Company, are sometimes hereinafter collectively called the "Shareholders" or individually called a "Shareholder". Hansell and Lucci are sometimes referred to herein collectively as the "Principals," and individually as a "Principal".

                 C. The Shareholders and the Company desire to agree to certain provisions as hereinafter set forth (i) relating to the rights of the Shareholders to purchase, transfer,
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encumber or otherwise acquire or dispose of the Shares which they may own or may hereafter acquire and the rights of the Company to permit the transfer of or to issue Shares and (ii) relating to certain other matters.

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements herein contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                1.        Restrictions on Transfer.

                          (a)     General Rule. No Shareholder shall sell,
assign, transfer, give, bequeath, devise, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntary or involuntary (a "Transfer"), any of the Shares now or hereafter owned (of record or beneficially) by such Shareholder except as expressly provided in this Agreement and in accordance with its terms and conditions, with the exception of (i) the pledge of the Shares to Chemical Bank, as Agent ("Chemical"), or its successors or assigns, as security for certain debt obligations of the Company (the "Chemical Loan") being issued on or about the date hereof, and any exercise of remedies by Chemical with respect to such pledges, and (ii) any Exempt Transfer (as such term is defined in subparagraph 1(b) of this Agreement). A "Transfer" shall include any change of control of a Shareholder that is a corporation or other entity. Without limiting the previous sentence, any transferee with respect to any Transfer (including, but not limited to, Exempt Transfers but specifically excluding any Transfers to Chemical as described above) shall be bound by all of the provisions of this Agreement applicable to such transferee's transferor.

                          (b)     Exempt Transfers. The following transactions
shall constitute "Exempt Transfers" as that term is used in this Agreement: (i) as to any individual Shareholder, a Transfer by will or intestate succession to a Shareholder's executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) a Transfer in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) a Transfer by a Shareholder to one or more Related Parties of such Shareholder; provided, however, that any transfer to a Related Party shall be subject to all of the terms and conditions of this Agreement and the transferee and the transferred Shares shall be bound by all the terms hereof to the same extent as the transferor. As used herein, the term "Related Party" means: (x) with respect to AP Investor, any entity wholly owned, directly or indirectly through one or more intermediaries, by Advanta Partners LP or Advanta Corporation (y), with respect to Glengar, an entity owned for the benefit of Derek Lubner (or, after the death or disability of Mr. Lubner by a person or persons acceptable to the then holders of a majority of the Shares of the Class A Common Stock other than Glengar) and (z) with respect to the Principals, any trust for the benefit of such Principal or his or her spouse or issue, provided that the Principals individually shall at all times retain

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legal and beneficial ownership of at least 51% of all Shares held collectively by the Principals and all such trusts.

                          (c)     Restrictions on Transfer by AP Investor. With
the exception of Exempt Transfers, AP Investor shall not make any Transfers of any Preferred Stock or Common Shares before the date (the "Principal Redemption Date") on which the Company has redeemed all outstanding shares of the Series A Preferred Stock and paid all accrued dividends with respect thereto and has repaid in full all outstanding principal and interest with respect to the 6% Junior Subordinated Note of the Company in favor of the Principals (the "Sellers' Note"). Thereafter, AP Investor may Transfer its Preferred Stock without restriction, and may Transfer all, but not less than all, of its Common Shares, but only upon complying with the provisions of Paragraphs 3 and 4 below with respect to the Transfer of any Common Shares and the other terms of this Agreement. Paragraphs 3 and 4 below shall not be applicable to any Transfer by AP Investor of Preferred Stock.

                          (d)     Restrictions on Transfers by the Principals.
With the exception of Exempt Transfers and a transfer pursuant to Section 9 below, the Principals shall not make any Transfers of their Common Shares before the later to occur of: (i) the second anniversary of this Agreement, or
(ii) the date on which the Company has redeemed all outstanding shares of the Series B Preferred Stock and paid all accrued dividends with respect thereto (such later date being hereinafter called the "AP Investor Redemption Date"). Thereafter, the Principals may Transfer all, but not less than all, of their Common Shares, but only upon complying with the provisions of Paragraphs 2 and 4 below with respect to the Transfer of any Common Shares and the other provisions of this Agreement. Without limiting the foregoing, the Principals shall not make any Transfer of the Sellers' Note or the Series A Preferred Stock other than Exempt Transfers without the consent of AP Investor, which may be withheld in AP Investor's sole discretion.

                          (e)     Restrictions on Transfer by Glengar.
Notwithstanding any other provisions of this Agreement, Glengar shall not make any Transfers other than Exempt Transfers and Transfers expressly authorized by a majority of the Board of Directors of the Company.

                          (f)     Licensing Requirements. With respect to any
Transfer (including, but not limited to, any "Exempt Transfer"), the transferee shall promptly file any applications or provide any information as and when necessary or desirable to comply with licensing requirements applicable to the Company in any jurisdiction in which it conducts business. If any such transferee is not acceptable to the relevant licensing authorities and if any licenses or permits held by the Company would be materially adversely affected by such person's holding Shares, then upon written notice by the Company to the transferor and the transferee such Transfer shall be voidable ab initio.





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                          (g)     Prohibited Transfers are Void. Any Transfer
or attempted Transfer prohibited under this Agreement shall be null and void and shall vest no rights in the purported transferee.

                2.        The Principals' First Refusal Obligation.

                          (a)     Offer. If after the AP Investor Redemption
Date the Principals desire to sell all of the Principals' Common Shares (other than in connection with an Exempt Transfer), the Principals shall first obtain a bona fide written offer which the Principals desire to accept (hereinafter called the "Offer") to purchase all, but not less than all, of both Principals' Common Shares for a fixed cash price (which may be payable over time). The Offer shall set forth its date, the proposed price per share, and the other terms and conditions upon which the purchase is proposed to be made (which terms shall include, without limitation, the purchaser's agreement to purchase the Common Shares subject to the terms of this Agreement), as well as the name and address of the Prospective Purchaser. "Prospective Purchaser" as used herein shall mean the single prospective record and beneficial owner (which shall be the same person or entity) of the Common Shares subject to the Offer. The Prospective Purchaser must, in all cases, be one person or one entity. The Principals shall transmit copies of the Offer to AP Investor within seven (7) days after receipt of the Offer.

                          (b)     Option of AP Investor and the Company.
Transmittal of the Offer to AP Investor shall constitute an offer by the Principals to sell all, but not less than all, of their Common Shares to AP Investor or any nominee of AP Investor at the price and upon the terms set forth in subparagraph 6(a). For a period of thirty (30) days after the submission of the Offer to AP Investor, AP Investor (or its nominee) shall have the option, exercisable by written notice to the Principals with a copy to the Company, to accept the Principals' offer as to all of the Principals' Common Shares. If AP Investor does not accept the Principals' offer within such 30-day period, the Company may do so on its own behalf within such 30-day period.

                          (c)     Acceptance of Offer. If, at the end of the
option period described in subparagraph 2(b), the option has not been exercised to purchase all of the Principals' Common Shares, the Principals shall be free for a period of one hundred twenty (120) days thereafter to sell all, but not less than all, of their Common Shares to the Prospective Purchaser at the price and upon the terms and conditions set forth in the Offer. If such Shares are not so sold within the aforesaid one hundred twenty (120) day period, the Principals shall not be permitted to sell such Common Shares without again complying with this Paragraph 2.

                          (d)     Settlement. Settlement of any offer accepted
by AP Investor or the Company shall be pursuant to Paragraph 6 below.

                3.        AP Investor's First Refusal Obligations; Bring-Along
Rights.

                          (a)     First Refusal Obligations.





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                                  (i)    Offer. If, after the Principal
Redemption Date, AP Investor desires to sell all of AP Investor's Common Shares (other than in connection with an Exempt Transfer), AP Investor shall first obtain a bona fide written offer which AP Investor desires to accept (hereinafter called the "AP Investor Offer") to purchase all, but not less than all, of AP Investor's Common Shares for a fixed cash price (which may be payable over time). The AP Investor Offer shall set forth its date, the proposed price per share, and the other terms and conditions upon which the purchase is proposed to be made (which shall include, without limitation, the purchaser's agreement to purchase the Common Shares subject to the terms of this Agreement), as well as the name and address of AP Investor Prospective Purchaser. "AP Investor Prospective Purchaser" as used herein shall mean the single prospective record and beneficial owner (which shall be the same person or entity) of the Common Shares subject to the AP Investor Offer. AP Investor Prospective Purchaser must, in all cases, be one person or one entity. AP Investor shall transmit copies of the AP Investor Offer to the Principals within seven (7) days after receipt of the AP Investor Offer.

                                  (ii)   Option of the Principals. Transmittal
of the AP Investor Offer to the Principals shall constitute an offer by AP Investor to sell all, but not less than all, of its Common Shares to the Principals or any nominee of the Principals at the price and upon the terms set forth in subparagraph 6(a). For a period of thirty (30) days after the submission of the AP Investor Offer to the Principals, the Principals (or their nominee) shall have the option, exercisable by written notice to AP Investor with a copy to the Company, to accept AP Investor's offer as to all of its Common Shares.

                                  (iii)  Acceptance of the AP Investor's Offer.
If, at the end of the option period described in subparagraph 3(a)(ii), the option has not been exercised to purchase all of AP Investor's Common Shares, then AP Investor shall be free for a period of one hundred twenty (120) days thereafter to sell all, but not less than all, of its Common Shares to AP Investor Prospective Purchaser at the price and upon the terms and conditions set forth in AP Investor Offer. If such Common Shares are not so sold within the aforesaid one hundred twenty (120) day period, AP Investor shall not be permitted to sell such Common Shares without again complying with this subparagraph 3(a).

                                  (iv)   Settlement. Settlement of any offer
accepted by the Principals shall be pursuant to Paragraph 6 below.

                          (b)     Bring-Along Rights.

                                  (i)    Applicable Transfers. If, after the
second anniversary of this Agreement, holders of a majority of outstanding Common Shares including AP Investor (the "Majority Holders") propose to Transfer (in a single Transfer or a series of related Transfers) all of the Majority Holders' Common Shares to anyone other than a Related Party ("Qualifying Transfer"), then, provided that the Principals have not accepted the AP Investor Offer with





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respect to such Transfer within the time period set forth in Paragraph 3(a)(ii)
above, the Majority Holders shall have the right ("Bring-Along Right"), but not the obligation, to cause each of the other Shareholders to tender to the third party purchaser (a "Third Party") such Shareholders' Common Shares for purchase, at the same price per Share and on the same terms of payment and conditions as apply to the Majority Holders' Common Shares.

                                  (ii)   Bring-Along Notice. If the Majority
Holders elect to exercise their Bring-Along Right under this Paragraph, then the Majority Holders shall notify the Company and the other Shareholders in writing ("Bring-Along Notice"). Each Bring-Along Notice shall set forth (i) the name of the Third Party to which the Majority Holders propose to Transfer Common Shares and the number of Common Shares proposed to be transferred, (ii) the address of the Third Party, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party, and any other material terms pertaining to the Transfer ("Third Party Terms"), and (iv) that the Third Party has been informed of the rights provided for in this subparagraph 3(b) and has agreed to purchase Shares in accordance with the terms hereof. The Third Party Terms must specify that the price per share of the Series A Common Stock shall be equal to the price per share of the Series B Common Stock (subject to appropriate adjustment in the event there shall have been any stock splits, stock dividends or similar transactions affecting one class in a manner differently from the other). If in connection with the proposed transfer to the Third Party, there is consideration proposed to be paid to the Majority Holders for assets or rights other than the Common Shares (such as, without limitation, a non-competition covenant), the total consideration so offered shall be allocated in a fair and equitable manner as between the price being paid for the Common Shares and the consideration being paid for such other assets or rights, whereupon the "price" for the purpose of this paragraph shall be the amount so allocated to the Common Shares. In the event of any dispute between the parties regarding such allocation, the matter shall be resolved by prompt and binding arbitration by an investment banking firm or other experienced business appraiser mutually acceptable to the disputing parties, and the parties shall exercise all diligent efforts to cause such arbitration to be concluded within thirty (30) days after the dispute arises. The Bring-Along Notice shall be given at least thirty (30) days before settlement of the proposed Qualifying Transfer. Upon the giving of a Bring-Along Notice, each Shareholder shall be obligated to sell its Common Shares to the Third Party on the Third Party Terms.

                                  (iii)  Settlement of Bring-Along Transaction.
At the settlement of any Qualifying Transfer pursuant to this subparagraph 3(b), the Third Party shall remit to each Shareholder the consideration for the total sales price of the Common Shares of such Shareholder sold pursuant hereto, upon delivery by such Shareholder of certificate(s) for such Common Shares duly endorsed in blank for transfer or accompanied by stock power(s) duly executed in blank, and the compliance by such Shareholder with all other conditions to settlement generally applicable to the Majority Holders (including the provision by the Shareholder to the Third Party of representations and warranties substantially the same as those provided by the Majority Holders).





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                4.        Tag-Along Rights.

                          (a)     Shareholders' Tag-Along Right. Neither AP
Investor nor the Principals will accept an offer for the Transfer of its Common Shares (other than in connection with an Exempt Transfer) unless (i) the 30-day period following the AP Investor Offer or the Offer, as the case may be, shall have expired, and (ii) such offer includes an offer to purchase all of the Common Shares of the other Shareholders at the same price and upon the same terms as the Common Shares being sold by such Shareholder ("Tag-Along Right"). The preceding sentence is not intended to limit the provisions of Paragraph 1 above.

                          (b)     Tag-Along Notice. In the event a Shareholder
or group of Shareholders proposes to make a Transfer giving rise to the Tag-Along Rights (collectively, the "Selling Shareholder"), the Selling Shareholder shall promptly notify each of the other Shareholders and the Company in writing (the "Tag-Along Notice") and shall furnish each of the other Shareholders with (i) the name of the third party ("Third Party") to which the Selling Shareholder proposes to Transfer its Common Shares and the number of Common Shares proposed to the transferred, (ii) the address of the Third Party,
(iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party and any other material terms pertaining to the Transfer ("Third Party Terms"), and (iv) that the Third Party has been informed of the rights provided for in this subparagraph 4(c) and has agreed to purchase Common Shares in accordance with the terms hereof. The Third Party Terms must specify that the price per share of the Series A Common Stock shall be equal to the price per share of the Series B Common Stock (subject to appropriate adjustment in the event there shall have been any stock splits, stock dividends or similar transactions affecting one class in a manner differently from the other). If, in connection with the proposed transfer to the Third Party, there is consideration proposed to be paid to the Selling Shareholder for assets or rights other than the Common Shares (such as, without limitation, a non-competition covenant), the total consideration so offered shall be allocated in a fair and equitable manner as between the price being paid for the Common Shares and the consideration being paid for such other assets or rights, whereupon the "price" for the purposes of this paragraph shall be the amount so allocated to the Common Shares. In the event of any dispute between the parties regarding such allocation, the matter shall be resolved by prompt and binding arbitration by an investment banking firm or other experienced business appraiser mutually acceptable to the disputing parties, and the parties shall exercise all diligent efforts to cause such arbitration to be concluded within thirty (30) days after the dispute arises. The Tag-Along Notice shall be given at least 30 days before settlement of the relevant Transfer.

                          (c)     Exercise of Tag-Along Rights. The Tag-Along
Right may be exercised by the other Shareholders by delivering to the Selling Shareholder and the Company written notice (the "Tag-Along Acceptance Notice") within 15 days following the other Shareholders receipt of the Tag-Along Notice, proposing to sell all of such Shareholders' Shares. Upon delivery of the Tag-Along Acceptance Notice by such other Shareholders, the other





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Shareholders shall be obligated to sell all of their Shares to the Third Party on the Third Party Terms.

                          (d)     Settlement of Tag-Along Transaction. At the
settlement of any Transfer in which the other Shareholders have exercised their Tag-Along Rights, the Third Party shall remit to each Shareholder the consideration for the total sales price of the Common Shares of such Shareholder sold pursuant hereto, upon delivery by such Shareholder of certificate(s) for such Common Shares duly endorsed in blank for Transfer or accompanied by a stock power(s) duly executed in blank, and the compliance by such Shareholder with all of their conditions to settlement generally applicable to the Selling Shareholder (including the provision by each Shareholder to the Third Party of representations and warranties substantially the same as those provided by the Selling Shareholder).

                5.        Approval of Certain Transactions.

                          (a)     Fundamental Changes. If at any time prior to
the second anniversary of this Agreement the Company proposes to (i) sell all or substantially all of the assets of the Company (a "Sale Transaction"), (ii) acquire a substantial interest in the stock of, or a substantial portion of the assets of, a third party, or commit substantial portion of the assets of the Company in connection with a joint venture with a third party (any of the above being referred to as an "Asset Acquisition"), (iii) employ in excess of 10% of the Company's available working capital (as defined under generally accepted accounting principles) to initiate a new business (a "Diversification") or (iv) move the Company's headquarters from its present headquarters in Bryn Mawr, Pennsylvania (a "Relocation") (any such Sale Transaction, Asset Acquisition, Diversification or Relocation hereinafter shall be called a "Fundamental Change"), then the Company may implement such Fundamental Change only if such action is authorized by the Company's Board of Directors and approved in writing by AP Investor and each of the Principals. The rights of the Principals under this paragraph are personal to the Principals and are not transferable, whether in an Exempt Transfer, to a Related Party or otherwise.

                          (b)     Major Transactions. The Company shall not be
authorized to enter into any Major Transaction (as defined below) without the authorization of a majority of the Board of Directors of the Company and the separate approval of a majority of the Directors designated by AP Investor (as set forth in Section 8(a) below). A "Major Transaction" shall mean any of the following:

                                  (i)    any Fundamental Change, as defined in
                                         paragraph (a) above;

                                  (ii)   any merger, consolidation or division
                                         involving the Company, or any sale of
                                         a substantial portion of the assets of
                                         the Company;





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


                                  (iii)  issuance by the Company of any stock,
                                         options, warrants or other equity
                                         securities or instruments convertible
                                         into any equity securities of the
                                         Company;

                                  (iv)   the declaration or payment by the
                                         Company of any dividends or
                                         distributions to its shareholders, or
                                         the redemption, purchase or
                                         acquisition by the Company of any of
                                         its Shares;

                                  (v)    the granting of any mortgage, pledge
                                         or security interest on any material
                                         assets of the Company, except for
                                         installment sale agreements and
                                         equipment leases in the ordinary
                                         course of business, or the guarantying
                                         by the Company of the debt of any
                                         other person or entity (or any other
                                         arrangement whereby the Company
                                         becomes directly or contingently
                                         liable therefor);

                                  (vi)   incurring any indebtedness, finance
                                         lease or capital lease of the Company
                                         in excess of $50,000 in any single
                                         transaction or series of related
                                         transactions;

                                  (vii)  the approval of the annual budget for
                                         capital expenditures, or the
                                         expenditure for capital expenditures in
                                         any fiscal year of the Company of more
                                         than the amount approved in such
                                         budget;

                                  (viii) the acquisition, development or leasing
                                         of any real estate or any space
                                         therein;

                                  (ix)   the institution or settlement of any
                                         litigation, arbitration or
                                         administrative proceeding involving an
                                         amount in controversy of more than
                                         $25,000;

                                  (x) hiring any new employee of the Company for whom the total annual compensation payable, including base salary, bonuses and incentive compensation may exceed $125,000;

                                  (xi)   entering into, amending, extending or
                                         terminating any contract (except
                                         contracts for telemarketing services
                                         entered in the ordinary course of
                                         business) involving the actual,
                                         contingent or potential payment to or
                                         by the Company of more than $50,000
                                         over the term thereof, or any
                                         transaction





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                                         with any officer, director or
                                         shareholder of the Company or any
                                         affiliate of any officer, director or
                                         shareholder of the Company, or any
                                         contract having a term in excess of one
                                         (1) year (unless such contract may be
                                         terminated on no more thirty (30) days
                                         notice without payment of any penalty
                                         or premium), or any employment contract
                                         for which the total annual compensation
                                         may exceed $125,000, or any contract
                                         materially restricting the Company's
                                         ability to conduct any material
                                         business activities, or any contract or
                                         commitment to enter into any other
                                         Major Transaction (for the purpose of
                                         the foregoing, an "affiliate" of a
                                         person shall mean the spouse, parents,
                                         siblings, issue or in-laws of such
                                         person and any entity controlled by
                                         such person or any of the foregoing
                                         family members, or of which they hold
                                         more than 10% of the equity interests);

                                  (xii)  any material change in accounting
                                         methods or accounting practices of the
                                         Company;

                                  (xiii) taking or consenting to any action or
                                         election to liquidate or dissolve the
                                         Company or to submit the Company to
                                         any bankruptcy or reorganization
                                         proceedings or any similar federal or
                                         state proceedings;

                                  (xiv)  entering any business involving the
                                         underwriting of insurance; or

                                  (xv)   the creation of any employee
                                         compensation plan or retirement plan.

                          (c)     Notwithstanding the provisions of (a) and (b)
above, no consent of any Shareholder shall be required, which has not already been obtained, for the execution of the Credit Agreement and related documents dated on or about the date hereof evidencing and securing the Chemical Loan, including (without limitation) the issuance of the warrants of the Company to Chemical Bank.

                6.        First Refusal Purchase Price and Terms; Settlement.

                          (a)     Settlement for the purchase of Shares pursuant
to the offers made in subparagraphs 2(a) or 3(a)(i) shall be made within sixty
(60) days following the date of acceptance of the relevant offer. The purchase price per Share and the terms of payment shall be the price per Share and terms of payment contained in the Offer referred to in subparagraph 2(a)





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

(in the case of an offer accepted pursuant to subparagraph 2(b)) or AP Investor Offer referred to in subparagraph 3(a)(i) (in the case of an offer accepted pursuant to subparagraph 3(a)(ii)). With respect to the purchase of Shares at the price and upon the terms of payment contained in the Offer or AP Investor Offer (for the purposes of this paragraph referred to collectively as the "Offer"), "terms of payment" shall mean the times of payments of principal and interest subsequent to settlement, the interest rate with respect to the deferred purchase price, and any collateral security for the payment of deferred purchase price. Any collateral security to be provided by the purchaser for deferred portions of the purchase price need not be of the same character as the collateral security provided for in the Offer if such collateral security is unique, but shall reasonably approximate the value of the collateral security provided for in the Offer.

                          (b)     All settlements for the purchase and sale of
Shares shall, unless otherwise agreed to by all of the purchasers and sellers, be held at the principal executive offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the purchaser or purchasers (within the time limits allowed by the provisions of this Agreement) by notice in writing to the seller given at least five (5) days in advance of the settlement date specified. In the event that more than one (1) purchaser is involved in a settlement and the purchasers cannot agree on a precise time of settlement, the precise time of settlement (within the time limits allowed by the provisions of this Agreement) shall be fixed by a majority of the Board of Directors of the Company by five (5) or more days' written notice to the purchasers and seller.

                          (c)     At settlement, the stock certificate or
certificates representing the Shares being sold shall be delivered by the seller to the purchaser or purchasers, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by the seller. Payments made at settlement shall be by wire transfer of immediately available funds. The seller, if a personal representative of a Shareholder, shall, upon request of a purchaser, provide prior to the date of settlement evidence reasonably satisfactory to the purchaser of the seller's legal status as personal representative of such Shareholder.

                          (d)     Any purchaser may take title to the Shares
being transferred in the name of a designee or assignee.

                7. Preemptive Rights Under Certain Circumstances. If the Board of Directors of the Company determines it is in the interest of the Company to sell or issue additional shares of common stock of any type or class, whether voting or non-voting, ("Additional Shares"), it may do so only in accordance with the provisions of this Paragraph 7 and Paragraph 5(b)(iii) above. If the Company proposes to sell Additional Shares other than (a) upon exercise of options granted to employees of the Company pursuant to a written stock option plan or (b) pursuant to a duly authorized Sale Transaction, Asset Acquisition, consolidation or merger, or (c) in a duly authorized public offering pursuant to an effective registration statement under the Securities Act, each of the Shareholders shall have the right to purchase up to his or her "pro rata share" of such Additional Shares on the same price, terms and other conditions as in such proposed sale. A Shareholder's "pro rata share" shall be that number of Additional Shares such that, immediately after the issuance of the Additional Shares (the "Issuance"), the percentage of
(i) the total number of shares of common stock of the Company of any type or class, whether voting or non-voting, held by such Shareholder, to (ii) the total number of shares of common stock of the Company of any type or class, whether voting or non-voting, then issued and outstanding, would be equal to the same percentage as existed immediately prior to the Issuance. In the event of a proposed Issuance, the Company shall deliver to each Shareholder written notice describing the proposed Issuance, specifying such Shareholder's pro rata share and stating the purchase price for the Additional Shares, and the date, time and place of settlement for payment for the Additional Shares (which shall be no sooner than twenty (20) days following the date of the notice). For a period of ten (10) days following such notice, each Shareholder shall have the right to subscribe, by written notice to the Company, to purchase all or any portion of his or her pro rata share of the Additional Shares. If any Shareholder elects to purchase less than all of his or her pro rata share of the Additional Shares, then each Shareholder who subscribed to purchase all of his or her pro rata share of the Additional Shares shall have the further right, during the five (5) day period following expiration of the foregoing ten (10) day period, to subscribe to purchase some or all of those Additional Shares not subscribed for in the initial ten (10) day period; if more than one Shareholder can subscribe to purchase Additional Shares in the succeeding five (5) day period, they shall be entitled to subscribe pro rata in proportion to their respective holdings or on such other basis as they may mutually agree. If the foregoing process does not result in all of the Additional Shares being subscribed for by the Shareholders, the Company shall be free for a period of ninety (90) days thereafter to sell all or any part of the unsubscribed for additional shares to third parties at a price no more favorable to the third parties than the price offered to the Shareholders. If the shares to be issued in the Issuance are voting shares and if, after application of the above procedures, the Additional Shares are not subscribed by the Shareholders in the same proportion as the voting stock of the Company is held prior to such Issuance, then the Shareholders so subscribing to purchase Additional Shares shall have the right to cause all or any portion of such shares to be issued as non voting shares. Subparagraph 6(c) hereof shall be applicable to settlements hereunder. Notwithstanding anything to the contrary contained herein, the provisions of this paragraph 7 shall not apply to the issuance or exercise of the warrants granted to Chemical in connection with the Chemical Loan.

                8.        Board of Directors.

                          (a)     Designation. The board of directors of the
Company will be composed of seven directors. Three of the directors shall be designated by AP Investor, subject to the reasonable approval of the Principals (which approval will not be withheld as to any designee who is an employee of AP Investor or of Advanta Corporation). Three of the directors shall be designated by the Principals, subject to the reasonable approval of AP Investor. One director shall be designated by Glengar. As of the date of this Agreement, five of the seven potential director seats shall be filled with the following five individuals, who are acknowledged to be acceptable to the Shareholders: Anthony
P. Brenner and Mitchell L. Hollin as designees of AP Investor; Hansell and Lucci as designees of the Principals; and Derek Lubner as the initial designee of Glengar. Within 180 days after the date hereof, AP Investor will designate one additional director (subject to the reasonable approval of Principals) and the Principals will designate one additional director (subject to the approval of AP Investor), whereupon the two mutually approved designees shall be elected to office simultaneously. Notwithstanding the foregoing, the Principals shall no longer have the power to designate representatives of the Board of Directors if a "Trigger Event" has occurred. For the purposes hereof a "Trigger Event" shall be deemed to have occurred if (i) the Principals (or their Related Parties) collectively own less than 5% of the outstanding Common Shares of Company, or
(ii) if neither of the Principals is still employed by the Company pursuant to those certain Employment Agreements of even date herewith among the Company and Principals because such Principal has voluntarily resigned or has been discharged for Cause (as defined in such Employment Agreements). At such time as a Trigger Event has occurred, the Principals and their designees shall immediately resign from their positions as directors, and shall be deemed to have so resigned if they have not done so within five (5) days after a Trigger Event. The rights of the Principals under this paragraph are personal to the Principals and are not transferable, whether in an Exempt Transfer, to a Related Party or otherwise.

                          (b)     Obligation to Vote Shares. Glengar and AP
Investor shall vote their voting Common Shares for the election of directors designated by the Principals as permitted pursuant to this Paragraph. The Principals and Glengar shall vote their voting Common Shares for the directors designated by AP Investor as permitted pursuant to this Paragraph. Principals and AP Investor shall vote their voting Common Shares for the director designated by Glengar as permitted pursuant to this Paragraph.

                9.        Principals' Put Option and Company's Call Option.

                          (a)     Election to Exercise.

                                  (i)    During any Option Notice Period (as
defined in clause (iii) below), the Principals shall jointly have the right to sell all, but not less than all, of their Common Shares to the Company at the Agreed Value (as defined in subparagraph 9(b)(i) below) (the "Put Option"). If the Principals desire to exercise the Put Option, the Principals shall transmit to the Company written notice of their joint intent to exercise the Put Option (the "Put Option Notice").

                                  (ii)   During any Option Notice Period, the
Company or its designee shall have the right to purchase all, but not less than all, of the Principal's Common Shares at the Agreed Value (as defined in subparagraph 9(b)(i) below) (the "Call Option"). If the Company desires to exercise the Call Option, the Company shall transmit to each Principal written notice of Company's intent to exercise the Call Option (the "Call Option Notice").

                                  (iii)  For the purposes hereof, the term
"Option Notice Period" shall mean (A) the thirty-day period immediately preceding the sixth anniversary of the date of this Agreement (the "Initial Period"), (B) each thirty-day period immediately preceding any anniversary of the date of this Agreement subsequent to such sixth anniversary and (C) the one hundred twenty (120) day period immediately following the death of the last to survive of Hansell or Lucci (the death of the last survivor being hereinafter called a "Death Event").

                          (b)     Procedures for Exercise of Puts and Calls.

                                  (i)    Upon the giving of either a Put Option
Notice or a Call Option Notice pursuant to the previous subparagraph (the "Notice Date"), the Principals and the Company shall endeavor in good faith to agree upon a Fair Market Value of the Common Shares. "Fair Market Value of the Common Shares" shall mean the fair market value of the Common Shares which are the subject of the Put Option Notice or the Call Option Notice in a transaction between a willing seller and a willing buyer with neither being compelled to act. If after a period of thirty (30) days after the Notice Date the Principals and the Company are unable to so agree, the Fair Market Value of the Common Shares shall be determined in accordance with the following appraisal procedures. The Principals and a majority of the Board of Directors (other than the Principals) of the Company shall choose a qualified third party with at least 10 years of experience in the valuation of business enterprises (an "Appraiser") to appraise the Fair Market Value of the Common Shares and whose determination will be final, binding, and conclusive on the parties. If the Principals and a majority of the Board of Directors of the Company (other than the Principals) are unable to agree upon an Appraiser within twenty (20) days after the Notice Date, then not later than thirty (30) days after the Notice Date, each party shall select an Appraiser. Each of such Appraisers shall determine the Fair Market Value of the Common Shares as of the Notice Date. Each Appraiser shall deliver its written appraisal to the parties within sixty
(60) days following the date of the selection of the appraisers. If the appraisers agree, the agreed-upon value shall be the Fair Market Value of the Common Shares. If the appraisers do not agree on the Fair Market Value of the Common Shares, (A) if the higher of the two values is not more than 110% of the lower value, the Fair Market Value of the Common Shares shall be the mean of the two values, and (B) if the higher of the two values is greater than 110% of the lower value, the Appraisers shall jointly select a third appraisal firm that has not performed services for either party who independently shall calculate the Fair Market Value of the Common Shares within forty-five (45) days of such selection. The Fair Market Value of the Common Shares determined by the third appraiser will be arithmetically averaged with the two values determined by the original Appraisers, and the value farthest from the average of the three will be disregarded. The Fair Market Value of the Common Shares shall be the average of the two remaining values. The Appraisers shall be instructed to notify the Shareholders promptly of their determination. The date on which the Fair Market Value of the

Common Shares, as finally determined in accordance with this subparagraph, is communicated to the Shareholders shall be called the "Determination Date" and such price once it has been so determined shall be called the "Agreed Value." The costs of appraisal shall be borne by the party who tendered the first notice pursuant to subparagraph 9(a) of this Agreement during an Option Notice Period.

                                  (ii)   Within twenty (20) days after the
Determination Date, the party (or parties) which has sent the Put Option Notice or the Call Option Notice shall have the right to elect, by giving written notice to the other party (the "Exercise Notice"), to consummate the exercise of such Put Option or Call Option. Upon delivery by the Principals of the Exercise Notice with respect to the Put Option or delivery by the Company of the Exercise Notice with respect to the Call Option, the Principals shall be obligated to sell to the Company all of their Common Shares and the Company shall be obligated to purchase all of the Principals' Common Shares each at the Agreed Value of the Common Shares (as determined in the previous subparagraph). Notwithstanding the foregoing, the Company may elect, at its option, to postpone the purchase of up to 50% of the Principals' Common Shares until the first anniversary of the giving of the Exercise Notice (the "Postponement Election"). In such event, the purchase price payable for the second 50% of the Principals' Common Shares at the first anniversary shall be increased by an amount equal to interest on 50% of the Agreed Value from the closing of the purchase of the first 50% of the Principals' Common Shares until the closing of the purchase of the second 50% thereof, calculated at the interest rate then being paid by the Company on its primary line of credit (or if more, at the prime rate as quoted in the Wall Street Journal).

                                  (iii)  The settlement of the purchase and
sale of the Principal's Common Shares shall take place at 10:00 a.m. at the chief executive offices of the Company, or at such other place as the Principals and the Company may mutually determine, on the 30th day after the giving of the Exercise Notice and, if the Company makes a Postponement Election, on the first anniversary of the Exercise Notice (or, in either case, on the next business day, if such day is not a business day in the Commonwealth of Pennsylvania), or on such earlier date as the Company shall elect. At settlement, the Principals shall deliver original stock certificates representing the Common Shares, together with appropriate stock powers executed in blank, and the Company shall pay the purchase price determined as aforesaid (or portion thereof if the Company has made a Postponement Election), by or wire transfer of immediately available funds, except that in the case of an Exercise Notice given prior to the commencement of the Initial Period by reason of a Death Event, the Company shall have the right to defer full payment of up to 75% of such purchase price until the third anniversary of the initial settlement, with 1/3 of the deferred purchase price being payable on each of the first, second and third anniversaries of the initial settlement with interest on the outstanding portion of the deferred purchase price at the interest rate determined as stated in the last sentence in subparagraph (ii) above; provided, however, that, with respect to such a purchase after a Death Event, any remaining balance of such deferred purchase price and interest thereon shall be payable, at the option of personal representatives of the Principals, no later than the seventh anniversary of the date hereof.

                                  (iv)   In the event that within twelve months
following the settlement of the Company's purchase of Common Shares pursuant to the exercise of a Call Option (which shall be deemed to mean the initial settlement if the Company exercises a Postponement Election or defers payment of a portion of the purchase price pursuant to a Death Event), the Company (A) sells shares of Common Stock at a price in excess of the Agreed Value in an initial public offering pursuant to an effective registration statement under the Securities Act (excluding any registration on Form S-8) or (B) realizes proceeds (net of underwriting discounts and transaction costs) from a Sale Transaction in an amount in excess of the Agreed Value per Share, the Company shall upon the closing of such transaction pay to the Principals additional consideration, in cash in an amount per Common Share sufficient equal to the difference between the Agreed Value per Common Share and the value of the consideration per Common Share that the Principals would have received in such transaction had the Company not exercised the Call Option.

                          (c)     Limitations on Company's Obligation to
Purchase.
                                  (i)    Any election by the Company to
exercise its rights under the terms of this Paragraph 9 shall be valid only if authorized by the Company's Board of Directors in writing.

                                  (ii)   Notwithstanding anything contained in
this Paragraph 9 to the contrary, the Company's obligation to purchase the Principal's Common Shares are subject to the following conditions:

                                        (A)  The holders of the Senior Debt (as
defined below) shall have approved the Company's proposed purchase of the Principal's Common Shares and do not contest the determination of the Agreed Value of the Common Shares (to the extent the holders of the Senior Debt have the right to approve the proposed purchase and/or the determination of Agreed Value; provided, however, that from and after such time when all amounts payable under the Chemical Loan have been fully paid, the provisions of this paragraph (A) shall be deemed to be satisfied if the ratio, as of the date of the proposed closing of such purchase, of all outstanding debt of the Company (including for this purpose capital leases, all contingent guarantees, letters of credit and similar liabilities of the Company and the Series A Preferred Stock) to all equity of the Company (including the Common Stock, the Series B Preferred Stock and all other equity interests then outstanding, but excluding the Series A Preferred Stock), each determined on a book value basis in accordance with generally accepted accounting principals, shall be no greater than 1:2; and

                                        (B)  If the Board of Directors
determines in good faith that the Company does not have sufficient cash available to pay to the Principals the Agreed Value of the Common Shares without impairing the Company's ability to pay the other current and anticipated obligations of the Company, on a timely basis, after taking into account the amount of the Company's then current working capital and projections of the Company's cash needs for such future periods as the Board of Directors deems appropriate and after making deductions for such reserves as the Board of Directors deems appropriate, then the Board of Directors shall have the right to defer the payment of the Agreed Value over a period of five (5) equal annual installments with interest thereon at the rate set forth in the last sentence of paragraph 9(b)(ii) above; provided, however, that the provisions of this paragraph shall not apply if the debt to equity ratio of the Company at the time of the proposed closing of the purchase, determined as set forth in (A) above, is no greater than 1:2.

                                  (iii)  For the purposes of this subparagraph
9(c), "Senior Debt" means all debt obligations of the Company made or issued at any time and from time to time to one or more banks, thrift institutions, insurance companies, pension funds, trustees under an indenture of trust for the holders of debt instruments, finance companies or other lending or financial institutions or their affiliates or other individuals or entities which are not Related Parties to the Company, whether term loan, revolving credit loan or other facility, whether secured or unsecured, and all advances, re-advances, extensions, renewals, refundings, refinancings and modifications thereof and thereunder, and all payment and performance obligations of the Company under all documents and instruments evidencing and securing such obligations, as such documents and instruments may be extended, renewed, refunded, refinanced or modified.

                          (d)     Termination of Options. The Put Option and
the Call Option each shall: (i) be suspended upon the filing by the Company of a registration statement under the Securities Act (excluding any registration on Form S-8) with respect to an initial public offering; and (ii) terminate immediately upon the consummation of a Sale Transaction as described in Paragraph 5 or upon receipt by the Company of the net proceeds from the sale of its equity securities in an initial public offering pursuant to an effective registration statement under the Securities Act (excluding any registration on Form S-8).

                10. Copy of Agreement to Be Kept on File. The Company shall keep on file at its principal executive offices, and will exhibit to any Shareholder or his or her duly authorized representative at any and all reasonable times, an executed copy of this Agreement and all amendments thereto and a copy of its most recent fiscal year end financial statements.

                11. Stock Certificates to Be Marked with Legend. All certificates representing Shares now outstanding or hereafter issued by the Company to the Shareholders shall be marked with the following legend:

                          "This certificate and the shares represented hereby are held subject to the terms, covenants and conditions of an agreement dated May 24, 1996 by and among this

                          Company and its then shareholders, as it may be amended from time to time, and neither this certificate, the shares represented hereby, nor any interest in this certificate or in such shares may be transferred or disposed of voluntarily, by operation of law or otherwise, except in accordance with the terms and provisions thereof. A copy of said agreement and all amendments thereto is on file and may be inspected at the principal executive offices of the Company."

The Company shall issue replacement stock certificates without the foregoing legend to any Shareholder upon request following termination of this Agreement.

                12. Rights, Obligations and Remedies. The rights and obligations under, and the remedies to enforce, this Agreement are joint and several as to the Company and each of its Shareholders with each being completely free to enforce any or all of the rights or obligations under this Agreement against any of the others with or without the concurrence or joinder of any of the others. The Shares are unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and agreements set forth in this Agreement would be inadequate and that any such breach or threatened breach would cause such immediate and permanent damage as would be irreparable and the exact amount of which would be impossible to ascertain, the parties hereto agree that in the event of any breach or threatened breach of any such covenant or agreement, in addition to any and all other legal and equitable remedies which may be available, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief without the necessity of proving actual damage by reason of any breach or threatened breach hereof and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such suit and without notice.

                13. Entire Agreement; Amendment, Modification and Termination. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may be amended, modified or terminated at any time or times by the unanimous agreement in writing of the Company and the Shareholders. No such amendment, modification or termination shall affect the right of any person or entity to receive, or the obligation of any person or entity to pay, on the terms and conditions of this Agreement, the purchase price for Shares sold pursuant to this Agreement prior to such amendment, modification or termination, or the right or obligation of any person or entity to sell or purchase Shares, on the terms and conditions of this Agreement, if the event giving rise to such right or obligation to sell or purchase Shares has in fact taken place prior to such amendment, modification or termination. Unless sooner terminated by mutual agreement as set forth above, this Agreement shall automatically terminate (i) upon receipt by Company of net proceeds from the sale of its equity securities in an initial public offering pursuant to an effective registration statement under the Securities Act (hereinafter called an "IPO") resulting in Hansell, Lucci and AP Investor (and any of their Special Related Parties (as defined below)) owning, in the aggregate, less than 50% of the Common Shares of the Company, or (ii) thereafter, at such time as the aggregate ownership of Common Shares by AP Investor, Hansell and Lucci (and any of their Special Related Parties) does not at least equal or exceed 50% of the total ownership of the Common Shares of the Company. Following an IPO in which this entire Agreement has not been terminated pursuant to the previous sentence, the provisions of subparagraphs 1(c), (d) and (e) and the provisions of Paragraphs 2, 3, 4, 5, 6, 7, 8 and 9 of this Agreement will terminate and the provisions of Paragraph 14 below will become effective. For the purposes hereof, the term "Special Related Parties" shall mean with respect to any person or entity, the Related Parties of such person or entities, and, additionally, with respect to any natural person, such person's executors, administrators, testamentary trustees, legatees or beneficiaries to whom Common Shares are transferred by will or intestate succession upon the death of such person.

                14.        Limitations on Sale and Right of First Offer after
Occurrence of IPO.   Following an IPO in which this entire Agreement has not
been terminated pursuant to Paragraph 13 above, and for as long thereafter as AP Investor, Hansell and Lucci (and any of their Special Related Parties) continue to own, in the aggregate, at least 50% of the Common Shares of the Company, the following provisions shall apply:

                          (a)     Restriction on Number of Shares Transferred.
None of Hansell, Lucci or AP Investor (or their respective Special Related Parties) may Transfer in any one year more than 15% of the Common Shares which it respectively owned at the beginning of such year (for the purposes of this Paragraph 14, the relevant years will begin on the date of the occurrence of the IPO and on each successive anniversary of the date of occurrence of the
IPO), except pursuant to an effective registration statement under the Securities Act (it being understood that nothing herein is intended to imply that the Company has any obligation to file such registration statement) or pursuant to a Transfer described in clause (A) or (B) of the defined term "Special Exempt Transfer" (as defined in subparagraph (b)(v) below);

                          (b)     First Offer Obligations. Any Transfers by
Hansell, Lucci or AP Investor (or their respective Special Related Parties) following the occurrence of an IPO (including, without limitation, those transfers of less than 15% of the Common Shares held by such Shareholder at the beginning of the relevant year, as permitted pursuant to subparagraph (a) above), other than Special Exempt Transfers, shall be subject to the right of first offer set forth below.

                                  (i)    First Offer. If any of Hansell, Lucci
or AP Investor (or their respective Special Related Parties) shall at any time desire to sell all or any of its Common Shares other than in connection with a Special Exempt Transfer (the person or entity desiring to sell being hereinafter called an "Offeror"), Offeror shall first offer (hereinafter call the "First Offer") to sell to Offeree (for purposes hereof, the term "Offeree" shall mean AP Investor (or its Special Related Parties) in the case of any proposed Transfer by Hansell or Lucci (or their Special Related Parties), and shall mean Hansell and Lucci (or their Special Related Parties), jointly and collectively, in the event of any proposed Transfer by AP Investor (or its Special Related Parties) such Common Shares for a fixed cash price (which may be payable over time). The First Offer shall set forth the proposed price per Share, and the other terms and conditions upon which the sale is proposed to be made.

                                  (ii)   Option of Offeree. For a period of ten
(10) days after the submission of the First Offer, Offeree shall have the option, exercisable by written notice to the Offeror with a copy to the Company, to accept the Offeror's offer. If the Offeree does not accept such offer within such 10 day period, then Company may do so on its own behalf.

                                  (iii)  Acceptance of First Offer. If, at the
end of the option period described in subparagraph (b)(ii) above, the option described therein has not been exercised, then Offeror shall be free for a period of one hundred twenty (120) days thereafter to sell all, but not less than all, of the Common Shares which were the subject of the First Offer to a party other than Offeree at a price, and on terms and conditions, not less favorable to the Seller than that set forth in the First Offer. If such Common Shares are not so sold within the aforesaid one hundred twenty (120) day period, the Offeror shall not be permitted to sell such Common Shares without again complying with this Paragraph 14.

                                  (iv)   Settlement. Settlement of any offer
accepted by an Offeree pursuant to this Paragraph 14 shall be made within sixty days following the date of acceptance of the relevant offer. The purchase price per Share and the terms of payment shall be the price per Share and the terms of payment contained in the First Offer. With respect to the purchase of Common Shares at the price and upon the terms of payment contained in the First Offer, "terms of payment" shall mean the times of payment of principal and interest subsequent to settlement, the interest rate with respect to the deferred purchase price and any collateral security for the payment of the deferred purchase price. Any collateral security to be provided by the purchaser need not be of the same character as the collateral security provided for in the First Offer if such collateral security is unique, but shall reasonably approximate the value of the collateral security provided for in the First Offer. The terms of subparagraphs 6(b), (c) and (d) above shall be applicable to the settlement of any offers accepted pursuant to this Paragraph 14.

                                  (v)    Special Exempt Transfers. For the
purposes hereof, the term "Special Exempt Transfer" shall mean (A) a Transfer by will or intestate succession to a Shareholder's executors, administrators, testamentary, trustees, legatees or beneficiaries, (B) a

Transfer to one or more Related Parties of such Shareholder or (C) a Transfer in any one year of less than 5% (in the aggregate) of the Common Shares which the transferring Shareholder owned at the beginning of such year.

                15. Formation of Two-Tier Corporate Structure. The parties contemplate that after the date hereof the Majority Holders may elect to form a new wholly-owned subsidiary of the Company (the "Operating Company") into which the Company will contribute all or substantially all of its assets. If the Majority Holders elect to organize the Operating Company, they will so notify all Shareholders in writing, whereupon the Shareholders shall, acting promptly, reasonably and in good faith, take the following steps in order to organize and capitalize the Operating Company and to recapitalize the Company:

                 (a) The Operating Company will be duly formed in such jurisdiction as the Board of Directors of the Company shall determine and it shall be capitalized with a single class of stock, all of whose issued shares will be held by the Company. The Articles of Incorporation and the Bylaws of the Holding Company shall be substantially identical to those of the Company except as necessary to delete all references to multiple classes of stock and to reflect the sole corporate shareholder of the Operating Company.

                 (b) The Company shall assign or convey to the Operating Company all or substantially all of the assets, rights and contracts of the Company, and the Operating Company shall assume all obligations and liabilities of the Company, by such instruments as shall be acceptable to the Board of Directors, and the Company shall diligently seek all third-party consents, if any, as shall be required in order to effectuate such assignment and assumption.

                 (c) The Shareholders shall mutually execute and deliver an amendment to this Agreement as necessary to adapt Paragraph 5 of this Agreement to a two-tier holding/operating company structure.

                 (d) The transaction shall be structured in the most tax-efficient manner for the Company and the Shareholders, as determined by the Board of Directors.

                 (e) All Shareholders shall take, and shall cause the Operating Company and the Company to take, such actions as may be required under the documents evidencing and securing all Third Party Debt then outstanding with respect to the above transactions, including the granting of a pledge by the Company of its shares in the Operating Company, and shall take further actions and execute such further instruments as made be reasonably required in order to effectuate fully the purposes of this Paragraph 15; provided that no actions shall be required of the Principals if the net result thereof would diminish their rights as holders of the Series A Preferred Stock or if the 6% Junior Subordinated Note.

                16.        Miscellaneous.

                          (a)     Indulgences, Etc. Neither the failure nor any
delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                          (b)     Controlling Law. This Agreement and all
questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                          (c)     Notices. All notices, requests, demands and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by a recognized courier service, or by other messenger, for delivery to the intended addressee) or two (2) days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                       (i)    If to the Company:

                              RMH Sales and Marketing Consulting, Inc.
                              40 Morris Avenue
                              Bryn Mawr, PA 19010

                              Attention: Raymond J. Hansell, CEO

                              with a copy, given in the manner prescribed above, to:

                              Advanta Partners LP
                              Five Horsham Business Center
                              300 Welsh Road
                              Horsham, PA 19044-2296

                              Attention: Anthony P. Brenner,
                              Senior Managing Director

                   (ii)       If to AP Investor:
                              Advanta Partners LP
                              Five Horsham Business Center
                              300 Welsh Road
                              Horsham, PA 19044-2296
                              Attention: Anthony P. Brenner,
                              Senior Managing Director

                              with a copy, given in the manner prescribed above, to:

                              Wolf, Block, Schorr and Solis-Cohen
                              Twelfth Floor, Packard Building
                              S.E. Corner 15th and Chestnut Streets
                              Philadelphia, PA 19102

                              Attention: Herman C. Fala, Esquire

                       (iii)  If to Principals:

                              Raymond J. Hansell
                              Mary Sue Lucci Hansell
                              506 Chaumont Drive
                              Villanova, PA 19085

                              with a copy, given in the manner prescribed above, to:

                              Eckell Sparks Levy Auerbach Monte & Emper,
                               a Professional Corporation
                              Legal Arts Building
                              344 W. Front Street
                              P. O. Box 319
                              Media, PA 19063

                              Attention: G. Bradley Rainer, Esquire

                       (iv)   If to Glengar:

                              Glengar International Investments Limited
                              P.O. Box 146
                              Road Town, Tortola
                              British Virgin Islands

                              with a copy, given in the manner prescribed above, to:

                              Derek Lubner
                              29 Emlyn Road
                              London, England W129TF
                              United Kingdom

                                  In addition, notice by mail shall be by air
mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Any notice may be given by counsel for a party.

                          (d)     Subrogation Rights. If, pursuant to any
guaranty, security interest or similar instrument, any of the Shareholders shall at any time pay an obligation of the Company to a third-party creditor or any assets of any Shareholder shall at any time be used to satisfy an obligation of the Company to a third-party creditor, such Shareholder shall be subrogated to the rights of such creditor to the extent of the amount so paid (or the value of the assets so used), subject, however, to the provisions of any documents evidencing or securing such third-party debt. Nothing herein shall give any rights to any third party creditor to demand payment from or to pursue a Shareholder individually for any obligation of the Company.

                          (e)     Binding Nature of Agreement; No Assignment.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing in this subparagraph (d) is intended to limit any restrictions on Transfer set forth in this Agreement.

                          (f)     Execution in Counterparts. This Agreement may
be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                          (g)     Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                          (h)     Paragraph Headings. The paragraph headings in
this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                          (i)     Gender, Etc. Words used herein, regardless of
the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                          (j)     Number of Days. In computing the number of
days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                          (k)     Joint and Several. The Principals shall have
joint and several liability with respect to all of their obligations hereunder.

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                  RMH SALES AND MARKETING
                                  CONSULTING, INC.

                                  By: /s/ Raymond J. Hansell
                                      ---------------------------------------
                                       Raymond J. Hansell, Chairman


                                  By: /s/ MarySue Lucci Hansell
                                      ---------------------------------------
                                       MarySue Lucci Hansell, President

                                        /s/ Raymond J. Hansell
                                  -------------------------------------------
                                          Raymond J. Hansell, individually

                                       /s/ MarySue Lucci Hansell
                                  -------------------------------------------
                                          MarySue Lucci Hansell, individually

                                  ADVANTA PARTNERS LP

                                  By: AP Capital, Inc., general partner

                                       By: /s/ Anthony P. Brenner
                                          -----------------------------------
                                           Name:  Anthony P. Brenner
                                           Title: President

                                  GLENGAR INTERNATIONAL INVESTMENTS LIMITED


                                  By: /s/ Ian C. Crosby
                                     ----------------------------------------
                                        Ian C. Crosby
                                        Director: Montblanc (Directors) Limited
                                        Sole corporate director: Glengar
                                        International Investments Limited